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                                                                    Exhibit 23.2

                     [LETTERHEAD OF PRICE WATERHOUSE LLP]


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in the Prospectus constituting part of this registration statement on Form S-4 of LTM Holdings, Inc. of our report dated December 8, 1997 on the financial statements of LTM Holdings, Inc. and our report dated April 8, 1997 on the financial statements of Loeks-Star Partners, which appear in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended February 28, 1997 listed under Item 21 of this registration statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

New York, New York
February 11, 1998